June 30, 2009

Cincinnati Financial Corporation

CFC Investment Company

P.O. Box 145496

Cincinnati, Ohio 45250

Attention:

Kenneth W. Stecher

Chief Executive Officer

Re:

Reapproval of Discretionary Line of Credit

Dear Mr. Stecher:

This letter is to confirm that PNC Bank, National Association (the “Bank”) has recently temporarily extended the $75,000,000.00 discretionary line of credit to Cincinnati Financial Corporation and CFC Investment Company (collectively, the “Company”).  The Expiration Date set forth in our confirmation letter dated June 30, 2008, has been extended from June 30, 2009, to August 31, 2009.  All other terms and conditions contained in the Third Amended and Restated Discretionary Line of Credit Note dated October 1, 2007, and the confirmation letter, remain in full force and effect, including but not limited to the fact that the facility remains discretionary, and the Bank may terminate the line or decline to make advances at any time and for any reason without prior notice.

It has been a pleasure working with you and I look forward to a continued successful relationship.  Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:             /s/ C.J. Richardson

Title:       Senior Vice President

2009 temporary extension conformed. doc

Form 6H – Multistate Rev. 1/02